Exhibit 3.2

AMENDED AND RESTATED

BY-LAWS

OF

TRANSACT TECHNOLOGIES INCORPORATED

(as of ~~July~~May 31, ~~2019~~2022)

ARTICLE I

OFFICES

Section 1.01        Registered Office.  The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 1.02        Other Offices.  The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.01        Meetings of Stockholders.  All meetings of the stockholders shall be held in Wallingford, Connecticut, at such place as may be fixed from time to time by the board of directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.02        Annual Meetings of Stockholders.  Annual meetings of stockholders shall be held on the first Thursday in May, unless such day is a legal holiday, (in which case the meeting will be held on the next secular day following), or on such other date and at such other time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

Section 2.03        Notice of Annual Meeting.  Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

Section 2.04        List of Stockholders.  The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least ten days prior to the meeting in the manner required by Section 219 of the General Corporation Law of the State of Delaware.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 2.05        Special Meetings of Stockholders.  Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute may be called by the ~~Chairman~~Chair of the Board and shall be called by the ~~Chairman~~Chair of the Board or Secretary at the request in writing of the board of directors, or at the request in writing (and not by electronic transmission) signed by stockholders owning 50% in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote thereon, delivered by registered mail or hand delivery to the Secretary of the corporation. Each such request shall state the purpose or purposes of the proposed meeting (and the nominees for director election, as applicable) and shall set forth all the information that would be required by Section 2.12 of these By-Laws if the proposals (and the nominees for director election, as applicable) were submitted for action at an annual meeting of stockholders.  Any stockholder may revoke a request by revocation in writing (and not by electronic transmission) delivered by registered mail or hand delivery to the secretary of the corporation at any time prior to the stockholder-requested special meeting.  The board of directors shall fix the date, time and place of all special meetings of stockholders. The board of directors may present business to be transacted at any special meeting called at the request of stockholders, and may fix a record date to determine the stockholders entitled to deliver requests for a special meeting.

Section 2.06        Notice of Special Meetings of Stockholders.  Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

Section 2.07        Quorum.  The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholder for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the ~~chairman~~chair of the meeting or the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.08        Majority Voting.  When a quorum is present at any meeting, the affirmative vote of the holders of a majority of the voting power of the stock present in person or represented by proxy and entitled to vote on the subject matter shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation or these By-Laws, a different vote is required in which case such express provision shall govern and control the decision of such question.

Section 2.09        Voting Rights.  Unless otherwise provided in the Certificate of Incorporation each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless allowed by the laws of the State of Delaware or unless the proxy provides for a longer period.

Section 2.10        Conduct of Meeting.  The ~~Chairman~~Chair of the Board, or ~~in the absence of the Chairman of the Board,~~ any other person designated by the board of directors or the ~~Chairman~~Chair of the Board, shall act as ~~chairman~~chair of and preside at any meeting of the stockholders. Each of the ~~chairman~~chair of the meeting and the board of directors shall have the authority to adopt and enforce rules for conducting the meeting, including to determine when the polls will open and close on business, the order of conducting business and rules requiring advance notice to the corporation of stockholder attendance.  The ~~chairman~~chair of the meeting may adjourn or recess any meeting of stockholders.

Section 2.11        Submission of Information by Director Nominees.  To be eligible for election or re-election as a director of the corporation, a person must deliver in writing to the Secretary at the principal executive offices of the corporation (by registered mail or hand delivery) the following:

(1)      a statement that such person is not (and will not become) a party to any agreement or understanding with any person other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a nominee or as a director that has not been disclosed to the corporation;

(2)      a statement that such person, if elected or re-elected as a director, intends to comply with all policies, principles and guidelines of the corporation with respect to codes of conduct, corporate governance, conflict of interest, confidentiality, stock ownership and trading applicable to directors of the corporation, which will be promptly provided following a request therefor;

(3)      all completed and signed questionnaires requested by the corporation (including those questionnaires required of the corporation’s current or prospective directors and any other questionnaire the corporation determines is necessary or advisable to assess whether a nominee will satisfy any qualifications or requirements imposed by the Certificate of Incorporation, these By-Laws, the corporation’s corporate governance policies or any law, rule, regulation or listing requirement that may be applicable to the corporation), which will be promptly provided following a request therefor; and

(4)      for each prospective director, such person’s written consent authorizing the corporation to run a background check in accordance with the corporation’s policy for prospective directors and such person’s agreement to provide any information requested by the corporation that is necessary to run such background check.

Section 2.12        Notice of Stockholder Business and Nominations.

(1)      Nominations of persons for election to the board of directors and the proposal of business to be transacted by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the corporation’s proxy materials with respect to such meeting, (b) by or at the direction of the board of directors, or (c) by any stockholder of record of the corporation (the “Record Stockholder”) at the time of the giving of the notice required in the following paragraph, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this section.  For the avoidance of doubt, the foregoing clause (c) shall be the exclusive means for a stockholder to make nominations or propose business (other than business included in the corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”)) at an annual meeting of stockholders.

(2)      For nominations or business to be properly brought before an annual meeting by a Record Stockholder pursuant to clause (c) of the foregoing paragraph, (a) the Record Stockholder must have given timely notice thereof in writing (and not by electronic transmission) to the Secretary of the corporation, (b) any such business must be a proper matter for stockholder action under Delaware law and (c) the Record Stockholder and the beneficial owner, if any, on whose behalf any such proposal or nomination is made, must have acted in accordance with the representations set forth in the Solicitation Statement required by Section 2.12(3)(c)(iv) of these By-Laws.  To be timely, a Record Stockholder’s notice shall be received by the Secretary at the principal executive offices of the corporation not less than 60 or more than 90 days prior to the one-year anniversary of the date on which the corporation first mailed its proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that, subject to the last sentence of this Section 2.12(2), if the meeting is convened more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, notice by the Record Stockholder to be timely must be so received not later than the close of business on the later of (i) the 90th day before such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made.  Notwithstanding anything in the preceding sentence to the contrary, in the event that the number of directors to be elected to the board of directors is increased and there has been no public announcement naming all of the nominees for director or indicating the increase in the size of the board of directors made by the corporation at least 10 days before the last day a Record Stockholder may deliver a notice of nomination in accordance with the preceding sentence, a Record Stockholder’s notice required by this bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.  In no event shall an adjournment, or postponement of an annual meeting for which notice has been given, commence a new time period for the giving of a Record Stockholder’s notice.

(3)      Such Record Stockholder’s notice shall set forth:

a.      if such notice pertains to the nomination of directors, as to each person whom the Record Stockholder proposes to nominate for election or reelection as a director, all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Exchange Act, such person’s written consent to serve as a director for the full term if elected, and all information required to be submitted under Section 2.11 of these By-Laws;

b.      as to any business that the Record Stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such Record Stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and

c.      as to (1) the Record Stockholder giving the notice and (2) the beneficial owner, if any, on whose behalf the nomination or proposal is made (each, a “party”):

(i)      the name and address of each such party;

(ii)     (A) the class, series, and number of shares of the corporation that are owned, directly or indirectly, beneficially and of record by each such party, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by each such party, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which either party has a right to vote, directly or indirectly, any shares of any security of the corporation, (D) any short interest in any security of the corporation held by each such party (for purposes of this Section 2.12(3), a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the corporation owned beneficially directly or indirectly by each such party that are separated or separable from the underlying shares of the corporation, (F) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which either party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) to which each such party is directly or indirectly entitled based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such party’s immediate family sharing the same household (which information set forth in this paragraph shall be supplemented by such stockholder or such beneficial owner, as the case may be, not later than 10 days after the record date for determining the stockholders entitled to vote at the meeting; provided, that if such date is after the date of the meeting, not later than the day prior to the meeting);

(iii)    any other information relating to each such party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or the election of directors in a contested election pursuant to Section 14 of the Exchange Act; and

(iv)    a statement whether or not each such party will deliver a proxy statement and form of proxy to holders of at least a majority of the voting power of the common stock outstanding and/or intends otherwise to solicit proxies from stockholders in support of such proposal or nomination (such statement, a “Solicitation Statement”).

(4)      A person shall not be eligible for election or re-election as a director at an annual meeting of stockholders, and no other business shall be conducted at an annual meeting of stockholders, in each case, except in accordance with the procedures set forth in this section.  The ~~chairman~~chair of the meeting shall have the power and authority to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these By-Laws.

(5)      Nominations of persons for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting:  (i) by or at the direction of the board of directors; or (ii) by any stockholder of the corporation who is a Record Stockholder at the time the notice provided for in this Section 2.12(5) is delivered to the secretary of the corporation, who is entitled to vote at the meeting and who delivers notice thereof in writing (and not by electronic transmission) setting forth the information required by Section 2.12(3) above and provides the additional information required by Section 2.11 above.  In the event the corporation calls a special meeting of stockholders (other than a stockholder-requested special meeting) for the purpose of electing one or more directors to the board of directors, any Record Stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the notice required by this Section 2.12(5) shall be received by the Secretary at the principal executive offices of the corporation not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting.  In no event shall an adjournment, or postponement of a special meeting for which notice has been given, commence a new time period for the giving of a stockholder of record’s notice.  Notwithstanding any other provision of these By-Laws, in the case of a stockholder-requested special meeting, no stockholder may nominate a person for election to the board of directors or propose any other business to be considered at the meeting, except for the nominations and/or business set forth in the written request(s) delivered for such special meeting pursuant to Section 2.05.

(6)      For purposes of these By-Laws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(7)      Notwithstanding the foregoing provisions of this Section 2.12, a Record Stockholder shall also comply with all applicable requirements of the Exchange Act with respect to matters set forth in this Section 2.12.  Nothing in this Section 2.12 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

ARTICLE III

DIRECTORS

Section 3.01        Election of Directors.  The number of directors which shall constitute the whole board shall be determined by resolution adopted by the board of directors. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3.02 of this Article.

Section 3.02        Vacancies on Board of Directors.  Except as otherwise required by law, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the affirmative vote of a majority of the directors then in office, though less than a quorum, or by a sole remaining director~~, and the directors so chosen~~. Any director appointed in accordance with the preceding sentence shall hold office ~~until the next annual meeting at which the term of office of the~~(a) if appointed prior to the third annual meeting of stockholders following the annual meeting of stockholders in 2022, for a term that shall coincide with the remaining term of that class to which such director has been elected expires ~~and~~ or (b) if appointed at or following the third annual meeting of stockholders following the annual meeting of stockholders in 2022, for a term expiring at the next annual meeting of stockholders, and in each case shall serve until such director’s successor has been duly elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office. No decrease in the number of directors constituting the board shall shorten the term of any incumbent director. If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation or these By-Laws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided by law.

Section 3.03        Powers of Board of Directors.  The business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

Section 3.04        Meetings of Board of Directors.  The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 3.05        First Meeting of Board of Directors.  The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders or incorporators and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders or the incorporators to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders or the incorporators, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

Section 3.06        Regular Meetings of Board of Directors.  Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

Section 3.07        Special Meetings of Board of Directors.  Special meetings of the board of directors may be called by the ~~Chairman~~Chair of the Board, the Chief Executive Officer or the President on 24 hours’ notice to each director by hand delivery, electronic transmission or telephone, or on five (5) days’ notice if such notice is delivered by mail; special meetings shall be called by the ~~Chairman~~Chair of the Board, Chief Executive Officer, President or Secretary in like manner and on like notice on the written request of two directors unless the board consists of only one director in which case special meetings shall be called by the Chief Executive Officer, President or Secretary in like manner and in like notice on the written request of the sole director.

Section 3.08        Quorum.  At all meetings of the board, a majority of the total number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the board of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.09        Director Consents.  Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in the manner permitted by Section 141(f) of the General Corporation Law of the State of Delaware.

Section 3.10        Telephone Meetings of Board of Directors.  Members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 3.11        Committee of Directors.  The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it, to the fullest extent permitted by Section 141(c)(2) of the General Corporation Law of the State of Delaware.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

Section 3.12        Committee Minutes.  Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

Section 3.13        Compensation of Directors.  Unless otherwise restricted by the Certificate of Incorporation, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as directed. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 3.14        Removal of Directors.  Unless otherwise required by the Certificate of Incorporation or by statute or law, ~~any director~~prior to the third annual meeting of stockholders following the annual meeting of stockholders in 2022, directors may be removed from office only for cause. From and including the third annual meeting of stockholders following the annual meeting of stockholders in 2022, directors may be removed from office at any time with or without cause.  Directors may only be removed with or without cause by the affirmative vote of the holders of a majority of the voting power of all shares of the corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 3.15        ~~Chairman~~Chair of the Board.  The ~~Chairman~~Chair of the Board, if there is one, shall be elected annually by and from the board of directors and shall preside at all meetings of the directors at which the ~~Chairman~~Chair of the Board shall be present. In the absence of the ~~Chairman~~Chair of the Board, any other director designated by the directors present at the meeting of the board of directors shall act as ~~chairman~~chair of and preside at such meeting.  A director’s service as ~~Chairman~~Chair of the Board shall not by itself constitute such director as an officer or employee of the corporation, except as, and solely to the extent, required by applicable law.

ARTICLE IV

NOTICES

Section 4.01        Notices.  Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, notice is required to be given to any director or stockholder, it shall not be construed to require personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at such director or stockholder’s address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 4.02        Waiver of Notice.  Whenever a notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V

OFFICERS

Section 5.01        Necessary Officers.  The officers of the corporation shall be chosen by the board of directors, having the titles and exercising the duties (as prescribed by the By-Laws or by the Board) of Chief Executive Officer, President, Vice President, Secretary, and Treasurer. The board of directors may also choose one or more Vice-Presidents, Assistant Secretaries, and Assistant Treasurers. Any number of offices may be held by the same person. No officer need be a stockholder.

Section 5.02        Election of Officers.  The board of directors at its first meeting after each annual meeting of stockholders shall choose a ~~Chairman~~Chair of the Board, a Chief Executive Officer, a President, a Secretary and a Treasurer.

Section 5.03        Other Officers.  The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

Section 5.04        Officers, Salaries.  The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

Section 5.05        Term of Office.  The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

Section 5.06        ~~Chairman of the Board. The Chairman of the Board shall perform such duties and have such powers additional to the foregoing as the board of directors shall designate.~~[Reserved]

Section 5.07        Chief Executive Officer.  The Chief Executive Officer shall be the principal executive officer of the corporation. It shall be the Chief Executive Officer’s duty, and the Chief Executive Officer shall have the power, to see that all orders and resolutions of the board of directors are carried into effect. The Chief Executive Officer, as soon as reasonably possible after the close of each fiscal year, shall submit to the board of directors a report of the operations of the corporation for such year and a statement of its affairs, and shall from time to time report to the board of directors all matters within the Chief Executive Officer’s knowledge which the interests of the corporation may require to be brought to its notice. The Chief Executive Officer shall perform such duties and have such powers additional to the foregoing as the board of directors shall designate.

Section 5.08        President.  In the absence or disability of the Chief Executive Officer, the Chief Executive Officer’s powers and duties shall be performed by the President.  The President shall have such other powers as set forth in these By-Laws and perform such other duties as the ~~Chairman~~Chair of the Board, the Chief Executive Officer or the board of directors shall from time to time designate.

Section 5.09        Vice Presidents.  In the absence or disability of the President, the President’s powers and duties shall be performed by the Vice President, if only one, or, if more than one, by the one designated for the purpose by the board of directors. Each Vice President shall have such other powers and perform such other duties as the board of directors shall from time to time designate.

Section 5.10        Treasurer.  The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as shall be designated by the board of directors or in the absence of such designation in such depositories as the Treasurer shall from time to time deem proper. The Treasurer shall disburse the funds of the corporation as shall be ordered by the board of directors, taking proper vouchers for such disbursements. The Treasurer shall promptly render to the Chief Executive Officer and to the board of directors such statements of transactions and accounts as the Chief Executive Officer and board of directors respectively may from time to time require. The Treasurer shall perform such duties and have such powers additional to the foregoing as the board of directors may designate.

Section 5.11        Assistant Treasurers.  In the absence of disability of the Treasurer, the Treasurer’s powers and duties shall be performed by the Assistant Treasurer, if one be elected, or, if more than one, by the one designated for the purpose by the board of directors. Each Assistant Treasurer shall have such other powers and perform such other duties as the board of directors shall from time to time designate.

Section 5.12        Treasurer’s Bonds.  If required by the board of directors, the Treasurer shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors, for the faithful performance of the duties of the Treasurer’s office and for the restoration to the corporation, in case of the Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer’s possession or under the Treasurer’s control belonging to the corporation.

Section 5.13        Secretary.  The Secretary shall record in books kept for the purpose all votes and proceedings of the stockholders and of the board of directors at their meetings and shall perform like duties for the standing committees when required. Unless the board of directors shall appoint a transfer agent and/or registrar or other officer or officers for the purpose, the Secretary shall be charged with the duty of keeping, or causing to be kept, accurate records of all stock outstanding, stock certificates issued and stock transfers; and, subject to such other or different rule as shall be adopted from time to time by the board of directors, such records may be kept solely in the stock certificate books. The Secretary shall perform such duties and have such powers additional to the foregoing as the board of directors shall designate.

Section 5.14        Temporary and Assistant Secretaries.  In the absence of the Secretary from any meeting of the stockholders or board of directors, if there be no Assistant Secretary, if one be elected, or, if there be more than one, the one designated for the purpose by the board of directors, otherwise a Temporary Secretary designated by the person presiding at the meeting, shall perform the duties of the Secretary. Each Assistant Secretary shall have such other powers and perform such other duties as the board of directors may from time to time designate.

ARTICLE VI

~~CERTIFICATES OF~~ STOCK

Section 6.01        ~~Certificates~~Issuance of Stock.  ~~Every holder of stock in~~The shares of the corporation may be certificated or uncertificated, and the board of directors may authorize the issuance of uncertificated shares of some or all of the shares of any or all of the classes or series of capital stock of the corporation. The corporation may adopt a system of issuance, recordation and transfer of shares of its capital stock by electronic or other means not involving any issuance of certificates, including provisions for notice to purchasers or other stockholders in substitution for any required statements on certificates, and as may be required by applicable law and stock exchange or market rules. Any system so adopted shall not become effective as to issued and outstanding certificated shares until the certificates therefor have been surrendered to the corporation. In the event the corporation issues shares of stock to be evidenced by certificates, each holder of such shares shall be entitled to have a certificate certifying the number of shares owned by such stockholder in the corporation, signed by or in the name of the corporation by (a) either the ~~Chairman~~Chair of the Board, the Chief Executive Officer, the President or a Vice-President and (b) either the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation.

Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

If the corporation shall be authorized to issue more than one class of stock or more than one series of any class and any such shares are issued in certificated form, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificates which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated shares, the registered owner thereof shall be given a notice, in writing or by electronic transmission, containing the information required to be set forth or stated on certificates pursuant to Sections 156, 202(a), 218(a) or 364 of the General Corporation Law of the State of Delaware or with respect to Section 151 a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

Section 6.02        Signature on Stock Certificates.  Where a certificate is countersigned, (1) by a transfer agent other than the corporation or its employee, or (2) by a registrar other than the corporation or its employee, any other signature on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such officer, transfer agent or registrar remained as such at the date of issue.

Section 6.03        Lost Certificates.  The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner’s legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 6.04        Transfers of Stock.  Upon delivery to the corporation or the transfer agent of the corporation of proper evidence of succession, assignment or authority to transfer, and in the case of certificated shares, surrender to the corporation or the transfer agent of the corporation of a certificate for such shares ~~duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer~~, it shall be the duty of the corporation to record the transaction upon its books, and in the case of certificated shares, to issue a new certificate to the person entitled thereto~~,~~ and cancel the old certificate ~~and record the transaction upon its~~ . The corporation may treat as the absolute owner of shares of capital stock of the corporation the person or persons in whose name such shares are registered on the books of the corporation. The board may make such additional rules and regulations as it may deem advisable concerning the issue and transfer of book-entry shares or certificates representing shares of the capital stock of the corporation.

Section 6.05        Fixing Record Date.  In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution of allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

Section 6.06        Registered Stockholders.  The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls’ and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

ARTICLE VII

GENERAL PROVISIONS

Section 7.01        Dividends.  Dividends upon the capital stock of the corporation, subject to the provisions of applicable law, may be declared by the board of directors at any regular or special meeting, and paid either (a) out of its surplus, as defined by law, or (b) in case there shall be no such surplus, out of the corporation’s net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. If the capital of the corporation, computed in accordance with law, shall have been diminished by depreciation in the value of its property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, the board of directors shall not, except as allowed by the laws of the State of Delaware, declare and pay out of such net profits any dividends upon any shares of any classes of the corporation’s capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets shall have been repaired. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

Section 7.02        Reserves.  Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors may think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 7.03        Checks.  All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

Section 7.04        Fiscal Year.  The fiscal year of the corporation shall end on December 31.

Section 7.05        Seal.  The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the word “Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 7.06        Indemnification and Advancement.  The corporation shall indemnify any current or former director, officer, employee or agent of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to the full extent contemplated by Section 145 of the General Corporation Law of the State of Delaware. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of the General Corporation Law of the State of Delaware. The corporation’s indemnity of any person who is or was a director, officer, employee or agent of the corporation shall be reduced by any amounts such person may collect as indemnification under any policy of insurance purchased and maintained on such person’s behalf by the corporation.

The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any certificate of  incorporation, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

In addition to the right of indemnification granted under this Section 7.06, current and former directors and officers of the corporation shall also have the right to be paid by the corporation the expenses (including attorney’s fees) incurred in defending any such action, suit or proceeding contemplated by Section 145 of the General Corporation Law of the State of Delaware in advance of the final disposition of any such action, suit or proceeding upon the corporation’s receipt of an undertaking by or on behalf of such current or former director or officer to repay such amount if it shall be ultimately determined that such current or former officer or director is not entitled to be indemnified by the corporation pursuant to law or this Section 7.06.

Neither the amendment nor repeal of this Section 7.06, nor the adoption of any provisions of the Certificate of Incorporation inconsistent with this Section 7.06, shall eliminate or reduce the effect of this Section 7.06 in respect of any matter occurring, or any cause of action, suit or claim that, but for this Section 7.06 would accrue or arise, prior to such amendment, repeal or adopting of an inconsistent provision.

Section 7.07        Reliance upon Books, Reports and Records.  Each director, each member of any committee designated by the board of directors, and each officer of the corporation shall, in the performance of such person’s duties, be fully protected in relying in good faith upon the books of account or other records of the corporation, including reports made to the corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

Section 7.08        Inspection of Books by Stockholders.  Subject to the laws of the State of Delaware, the board of directors shall have the power to determine from time to time and at any time whether and to what extent and at what times and places and under what conditions and regulations the records of account, books and stock ledgers of the corporation, or any of them, shall be open to inspection and copying by stockholders, their agents or attorneys; and no stockholder, or agent or attorney of such stockholder, shall have any right to inspect or copy any record of account or book or stock ledger, or any part thereof, of the corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the board of directors or of the stockholders and unless and until such stockholder agrees to comply with, and abide by, such conditions and regulations governing inspection and copying thereof, as determined by the board of directors.

Section 7.09        Transactions with Directors, Officers, etc.  The corporation may enter into contracts or transactions with one or more of its directors, officers, employees or stockholders, or with any other corporation, partnership, association, or other organization in which one or more of its directors, officers, employees or stockholders are directors, officers, partners, employees or stockholders, or have a financial interest, to the full extent authorized and permitted by the laws of the State of Delaware.

Section 7.10        Forum. Unless the corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, all Internal Corporate Claims shall be brought solely and exclusively in the Court of Chancery of the State of Delaware (or, if such court declines to accept jurisdiction, the Superior Court of the State of Delaware, or, if such other court declines to accept jurisdiction, the United States District Court for the District of Delaware).  “Internal Corporate Claims” means claims, including claims in the right of the corporation, brought by a current or former stockholder (including a current or former beneficial owner) (i) that are based upon a violation of a duty by a current or former director or officer or stockholder in such capacity or (ii) as to which the General Corporation Law of the State of Delaware confers jurisdiction upon the Court of Chancery of the State of Delaware.

ARTICLE VIII

AMENDMENTS

Section 8.01        Amendments.  These By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the stockholders, only by the affirmative vote of the holders of a majority of the common stock outstanding, or by the board of directors at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such meeting, or by any consent of the directors executed in accordance with the Certificate of Incorporation or these By-Laws.